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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
Quanex Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUANEX CORPORATION	January 21, 2004
1900 West Loop South Suite 1500 Houston, Texas 77027 (713) 961-4600
Dear Fellow Stockholder:

You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 8:00 a.m., C.S.T., on Thursday, February 26, 2004, at the Company's principal executive offices at 1900 West Loop South, 15th Floor, Houston, Texas.

This year you will be asked to vote in favor of two proposals concerning the election of three directors and ratification of the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan"). These matters are more fully explained in the attached proxy statement, which you are encouraged to read.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE THE PROPOSALS AND URGES YOU TO VOTE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.
Thank you for your cooperation.
Sincerely,

Raymond A. Jean Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 26, 2004

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Quanex Corporation, a Delaware corporation (the "Company"), will be held at the principal executive offices of the Company, 1900 West Loop South, Suite 1500, Houston, Texas, on February 26, 2004, at 8:00 a.m., C.S.T., for the following purposes:

  (1)
  To elect three directors to serve until the Annual Meeting of Stockholders in 2007;

  (2)
  To consider and act upon a proposal to ratify the Company's Employee Stock Purchase Plan;

  (3)
  To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

        Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

        The Board of Directors has fixed the close of business on January 7, 2004, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be maintained at the Company's principal executive offices, will be open to the examination of any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten days prior to the Annual Meeting, and will be made available at the time and place of the Annual Meeting during the whole time thereof.

        Please execute your vote promptly. Your designation of a proxy is revocable and will not affect your right to vote in person if you find it convenient to attend the meeting.

        The Company's Annual Report to Stockholders for the year ended October 31, 2003, accompanies this Notice.

                      By order of the Board of Directors,

                      Michael W. Conlon, Secretary

Houston, Texas
January 21, 2004

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held February 26, 2004

        This Proxy Statement and the accompanying form of proxy are to be first mailed on or about January 21, 2004, to all holders of record on January 7, 2004, (the "Record Date"), of the Common Stock, $.50 par value ("Common Stock"), of Quanex Corporation, a Delaware corporation (the "Company"), and are furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of Stockholders to be held at the Company's principal executive offices, 1900 West Loop South, Suite 1500, Houston, Texas, 77027, at 8:00 a.m., C.S.T., on Thursday, February 26, 2004, and at any adjournment or adjournments thereof. Shares of Common Stock represented by any un-revoked proxy in the enclosed form, if such proxy is properly executed and is received prior to the meeting, will be voted in accordance with the specifications made on such proxy. Proxies on which no specifications have been made will be voted for the election as directors of the nominees listed herein and ratification of the Company's Employee Stock Purchase Plan. Proxies are revocable by written notice to the Secretary of the Company at the address of the Company set forth below, or by delivery of a later dated proxy, at any time prior to their exercise. Proxies may also be revoked by a stockholder attending and voting in person at the Annual Meeting.

        The Common Stock is the only class of securities of the Company that is entitled to vote at the Annual Meeting. As of the close of business on the Record Date, the date for determining stockholders who are entitled to receive notice of and to vote at the Annual Meeting, there were 16,455,885 shares of Common Stock issued and outstanding. Each share is entitled to one vote. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of shares of Common Stock is necessary to constitute a quorum.

        The cost of soliciting proxies will be borne by the Company. Solicitation may be made personally or by mail, telephone or electronic data transfer by officers, directors and regular employees of the Company (who will not receive any additional compensation for any solicitation of proxies). The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for sending proxy materials to the beneficial owners of Common Stock. The mailing address of the Company's principal executive office is 1900 West Loop South, Suite 1500, Houston, Texas, 77027.

MATTERS TO COME BEFORE THE MEETING

(1)  Election of Directors

        Three directors are to be elected at the meeting. The Company's Restated Certificate of Incorporation and Bylaws both provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, with the terms of office of the classes expiring at different times. The terms of office of Vincent R. Scorsone, Joseph J. Ross and Richard L. Wellek, who was appointed to the Board on September 1, 2003, expire at the 2004 Annual Meeting. The proposed nominees for director for a term expiring at the 2007 Annual Meeting are Messrs. Scorsone, Ross and Wellek. The respective terms of directors expire on the dates set forth below.

Nominees for election for terms expiring at the 2007 Annual Meeting	Principal Occupation	Age	Director Since
Vincent R. Scorsone	Retired since 1994 from ALCOA, Inc. a manufacturer of aluminum products (Pittsburgh, Pennsylvania)	68	1995
Joseph J. Ross	Retired since January 2004 from Federal Signal Corporation, a manufacturer of safety and communications equipment and specialty vehicles (Oak Brook, Illinois)	57	2001
Richard L. Wellek	Former Chairman of the Board of Prism Financial Corporation, a national residential mortgage broker and bank. (Chicago, Illinois). Retired since 1999 from Varlen Corporation, a manufacturer of engineered transportation products (Naperville, Illinois)	65	2003
Directors whose terms expire at the 2006 Annual Meeting
Donald G. Barger, Jr.	Senior Vice President and Chief Financial Officer of Yellow Roadway Corporation, a provider of transportation services throughout North America and, through partnership alliances, other international markets (Overland Park, Kansas)	60	1995
Raymond A. Jean	Chairman of the Board, President and Chief Executive Officer, Quanex Corporation	61	2001
Directors whose terms expire at the 2005 Annual Meeting
Susan F. Davis	Vice President of Human Resources of Johnson Controls, Inc., an international provider of automotive systems and building controls (Milwaukee, Wisconsin)	50	1998
Russell M. Flaum	Executive Vice President of Illinois Tool Works, Inc., an international manufacturer of engineered components and products for automotive, construction and general industrial markets (Glenview, Illinois)	53	1997
Michael J. Sebastian	Retired since 1995 from Cooper Industries, Inc., manufacturer of electrical, automotive and industrial equipment (Houston, Texas)	73	1991

        Messrs. Scorsone, Ross and Wellek have indicated a willingness to serve if elected. If a nominee should be unable to serve or will not serve for any reason, and if any other person is nominated, the persons designated on the accompanying form of proxy will have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominee unless authority to vote on such matter is withheld. The nominees receiving a plurality of votes cast at the meeting will be elected directors. Abstentions and broker nonvotes will not be treated as a vote for or against any particular director and will not affect the outcome of the election of directors.

        Mr. Scorsone retired from ALCOA, Inc. in 1994, and prior to his retirement, served as Executive Vice President, Chairman's Counsel from 1991 to 1994 and Group Vice President, ALCOA Aerospace and Industrial Products from 1986 to 1991.

        Mr. Ross retired in January 2004 from Federal Signal Corporation. Prior to that, he served as Chairman of the Board and Chief Executive Officer of Federal Signal. Mr. Ross joined Federal Signal in 1983 as Vice President and General Counsel, assumed the role of Chief Executive Officer in 1987, adding the Chairman's responsibilities in 1990.

        Mr. Wellek was Chairman of the Board of Prism Financial Corporation from December 1999 until June 2000 when the company was sold to Royal Bank of Canada. Prior to employment with Prism, Mr. Wellek retired from Varlen Corporation, a manufacturer of engineered transportation products supplying the railroad, light vehicle and heavy duty truck markets, where he served in various capacities from 1968 to 1999, including President and Chief Executive Officer and later, Chairman of the Board.

        Mr. Barger was appointed to his present position with Yellow Roadway Corporation in December 2000. From March 1998 to December 2000, Mr. Barger was Vice President and Chief Financial Officer of Hillenbrand Industries, a provider of services and products for the health care and funeral services industries. From 1993 to 1998, Mr. Barger was Vice President of Finance and Chief Financial Officer of Worthington Industries, Inc., a diversified steel processor. From 1973 to 1993, Mr. Barger was employed by B. F. Goodrich Company, manufacturer of automobile tires and related products. Mr. Barger currently serves on the board of Gardner Denver, Inc.

        Mr. Jean joined the Company as President and Chief Executive Officer and was elected to the Board of Directors in February 2001 and elected Chairman of the Board in May 2001. Prior to joining the Company, Mr. Jean was Corporate Vice President and a member of the Board of Directors for AMSTED Industries, a diversified, privately held manufacturer of railroad, vehicular, construction, and general industrial products. Prior to joining AMSTED Industries, through its acquisition of Varlen Corporation in August 1999, Mr. Jean had served as President and Chief Executive Officer of Varlen Corporation, a leading manufacturer of engineered components for transportation markets, since 1999 and President and Chief Operating Officer since 1997. Mr. Jean currently serves on the board of AMSTED Industries.

        Ms. Davis has been the Vice President—Human Resources for Johnson Controls since 1994. She began her career with Johnson Controls in 1984 where she has served in various capacities. Ms. Davis currently serves on the board of Butler Manufacturing Company.

        Mr. Flaum was appointed to his present position with Illinois Tool Works in 1994. He has held several positions of increasing responsibility for Illinois Tool Works since 1975.

        Mr. Sebastian retired from Cooper Industries, Inc. in 1995 as Executive Vice President. Mr. Sebastian began his career with Cooper Industries in 1978. Prior to joining Cooper in 1978, Mr. Sebastian held senior leadership positions with FMC Corporation.

(2)  Ratification of the Company's Amended and Restated Employee Stock Purchase Plan

        The Company has provided its employees with the Quanex Corporation Employee Stock Purchase Plan for more than two decades. The Board of Directors of the Company believes that providing employees the ability to purchase shares of Common Stock in a convenient manner through payroll deduction assists the Company in its efforts to attract and retain highly qualified persons to serve as officers and employees, thereby more closely aligning their interest with that of the Company's shareholders.

        Recently adopted New York Stock Exchange listing standards now require stockholder approval of all plans that provide for the issuance of stock to employees. As a result, the Board of Directors of the Company now seeks shareholder ratification of the Quanex Corporation Employee Stock Purchase Plan (as amended and restated as of January 12, 2004, the "Stock Purchase Plan").

        The following is a summary of the Stock Purchase Plan, a copy of which is attached as "EXHIBIT A" to this Proxy Statement and incorporated herein by reference. Such summary does not purport to be a complete statement of the Stock Purchase Plan and is qualified in its entirety by reference to the full text of the Stock Purchase Plan.

Purpose and Administration of the Stock Purchase Plan

        The Stock Purchase Plan is designed to provide eligible employees of the Company and its subsidiaries the opportunity to invest in Common Stock through voluntary payroll deductions. In addition, participating employees receive a percentage match from the Company, thereby encouraging employees to share in the success of the Company and to remain in the service of the Company or its subsidiaries.

        The Stock Purchase Plan is administered by a bank or other transfer agent (the "Bank") appointed by the Company. American Stock Transfer and Trust Company has been appointed to serve as administrator for the Plan, but may be removed at the Company's election.

Term

        While at this time the Company intends to continue the Stock Purchase Plan indefinitely, the Company has the right to terminate the Stock Purchase Plan as described below under "Amendment or Termination of the Stock Purchase Plan" or by applicable law.

Eligibility

        Regular full time employees of the Company or any of its subsidiaries are eligible to participate in the Stock Purchase Plan. Participation in the Stock Purchase Plan is voluntary. Currently approximately 3,750 employees are eligible to participate in the Stock Purchase Plan.

Contributions to the Stock Purchase Plan and Participant Accounts

        Contributions to the Stock Purchase Plan consist of employees' payroll deductions ("Employee Contributions") and an amount from the Company equal to 15% of the Employee Contributions ("Quanex Contribution"). The Bank establishes an account under the Stock Purchase Plan as agent for each eligible employee electing to participate in the Stock Purchase Plan and credits the following sources of cash to each employee's account for the purchase of full and fractional shares of Common Stock ("Plan Shares"):

  •
  such employee's Employee Contribution;

  •
  such employee's Quanex Contribution;

  •
  cash dividends received from the Company on all Plan Shares in such employee's account at the time a dividend is paid; and

  •
  cash resulting from the sale of any (1) rights to purchase additional shares of Company stock, convertibles debentures or other securities of the Company, or (2) securities of any other issuer (collectively, "Rights").

        Participants generally may not add shares of Common Stock held in their name to their accounts. All shares are held in the name of the Bank or its nominee as Plan Shares subject to the terms and conditions of the Stock Purchase Plan.

Purchase of Plan Shares

        The Bank applies cash credited to each participant's account to the purchase of full and fractional Plan Shares and credits such Plan Shares to such participants' accounts. The price at which the Bank is deemed to have acquired Plan Shares for accounts is the average price, excluding brokerage and other costs of purchase, of all Plan Shares purchased by the Bank for all participants in the Stock Purchase Plan during the calendar month. The Bank purchases Plan Shares in negotiated transactions or on any securities exchange where the Common Stock is traded. The purchases are on terms as to price, delivery and other matters, and are executed through those brokers or dealers, as the Bank may determine.

Stock Certificates

        The Bank holds the Plan Shares of all participants in its name or in the name of its nominee evidenced by as many or as few certificates as the Bank determines. No certificates representing Plan Shares purchased for participants' accounts will be issued to any participant unless the participant makes a request in writing or until the participant's account is terminated and the participant makes the election described below under "Termination and Withdrawal by Participants." Certificates are not issued for less than 10 shares unless the participant's account is terminated.

Voting of Plan Shares

        The Bank votes each participant's Plan Shares as instructed by the participant on a form to be furnished by and returned to the Bank at least five days (or such shorter period as the law may require) before the meeting at which the Plan Shares are to be voted. The Bank does not vote Plan Shares for which no instructions are received.

Assignment

        Except as otherwise described herein, participants cannot sell, pledge, or otherwise assign or transfer their accounts, any interest in their accounts or any cash or Plan Shares credited to their accounts. Any attempt to do so will be void.

Sale of Plan Shares

        Subject to the restrictions set forth below under "Restrictions on Resale," each participant may request that the Bank sell:

  •
  all or any part of such participant's Plan Shares acquired before July 17, 2003, at any time,

  •
  all or part of such participant's Plan Shares at any time, if the participant is employed by the Company or in connection with a division or subsidiary of the Company immediately before the Company sells or otherwise disposes of that division or subsidiary and after such sale or other disposition the participant is no longer employed by the Company or a subsidiary of the Company;

  •
  all or part of such participant's Plan Shares acquired on or after July 17, 2003, and before March 15, 2004, at any time after they have been held in the participant's account for at least 180 days; and

  •
  in any other event, all or any part of such participant's Plan Shares acquired on or after March 15, 2004, at any time after they have been held in the participant's account for at least one year.

        If a participant elects to sell all of his or her Plan Shares, such participant will be deemed to have terminated participation in the Stock Purchase Plan.

Termination and Withdrawal by a Participant

        Participants may terminate their participation in the Stock Purchase Plan at any time by giving proper notice. Upon receipt of such notice, unless the participant has made a contrary election in written response to the Bank's notice relating to such participant's account, the Bank will send the participant a certificate or certificates representing the full Plan Shares accumulated in the participant's account and a check for the net proceeds of any fractional share in the participant's account. After the participant's withdrawal, the sale by the participant of any shares of Common Stock issued to the participant upon such withdrawal is subject to the restrictions below under "Restrictions on Resale." If a participant elects to terminate his or her participation in the Stock Purchase Plan, he or she may not rejoin the Stock Purchase Plan for a period of six months from the date of termination.

Restrictions on Resale

        Officers, directors and affiliates (as defined by the relevant securities laws) of the Company are subject to certain restrictions on resale that apply to sales by (1) the Bank on their behalf of shares of Common Stock pursuant to the Stock Purchase Plan and (2) the participant, after he or she withdraws from the Stock Purchase Plan, of shares of Common Stock issued to the participant upon his or her withdrawal from the Stock Purchase Plan.

Tax Effect of Plan Participation

        The Stock Purchase Plan is not qualified under the provisions of sections 401(a) and 501(a) of the Internal Revenue Code. Employee Contributions and Quanex Contributions constitute taxable wages for Federal employment and income tax purposes. Quarterly dividends on Plan Shares will be subject to Federal income taxation. Depending on where a participant resides, Employee Contributions, Quanex Contributions and dividends on Plan Shares may also be subject to local and state taxation. The participants are responsible for all taxes (whether local, state or federal) due because of their Employee Contributions, because of their Quanex Contributions, because of the payment of dividends on their Plan Shares or because of the sale of Plan Shares or Rights credited to the participant.

Charges and Deductions

        The Company will pay all service charges, brokerage commissions, costs of mailing and other charges incurred because of the purchase of Plan Shares by the Bank on behalf of participants. However, when Plan Shares are sold by the Bank pursuant to a request from a participant, the participant is responsible for all handling charges, brokerage commissions and other costs related to the sale of Plan Shares by the Bank.

Amendment or Termination of the Stock Purchase Plan

        Subject to the New York Stock Exchange's stockholder ratification rules, the Company may amend the Stock Purchase Plan at any time and the Bank may, with the consent of the Company, amend the Stock Purchase Plan. The Company may terminate the Plan by giving the Bank 30 days' written notice of termination. The Bank may terminate the Stock Purchase Plan by giving the Company 90 days' written notice of termination. In addition the Bank may, with the consent of the Company, or shall, if requested to do so by the Company, appoint a successor to serve as agent for the participants under the Plan.

Plan Benefits

        It is not presently possible to determine, with respect to the persons and groups shown in the table below, the number of shares to be purchased in the future by such person or groups pursuant to the Stock Purchase Plan. Therefore, the following table sets forth information pertaining to shares which have been purchased by certain named executive officers and groups of persons pursuant to the Stock Purchase Plan during the fiscal year ended October 31, 2003.

New Plan Benefits

	Quanex Corporation Employee Stock Purchase Plan
Name and Position	Dollar Value($)(1)	Number of Shares
Raymond A. Jean Chairman of the Board, President and Chief Executive Officer	$0	0
Terry M. Murphy Vice President—Finance and Chief Financial Officer	$38,398	959
Michael R. Bayles Vice President, Building Products Group President	$46,321	1,157
Robert C. Ballou Vehicular Products Group President	$15,000	375
Paul J. Giddens Former Vice President—Human Resources and Administration	$0	0
Total Executive Group	$100,121	2,500
Non-Employee Director Group(2)	$0	0
Non-Executive Employee Group	$2,584,547	64,533

(1)
Based on the closing price of Common Stock on the New York Stock Exchange of $40.05 per share as of October 31, 2003, the last business day of the 2003 fiscal year.

(2)
Non-Employee Directors are not eligible to participate in the Stock Purchase Plan.

Vote Required and Recommendation for Ratification

        The Board of Directors of the Company previously adopted the Stock Purchase Plan. The Board of Directors of the Company now seeks shareholder ratification of this proposal because such ratification is required to ensure compliance with recently adopted New York Stock Exchange listing standards. Such listing standards will require that the Stock Purchase Plan be terminated following the meeting unless the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote thereon vote "FOR" the ratification of the Stock Purchase Plan. The enclosed proxy provides a means for stockholders to vote for the ratification of the Stock Purchase Plan, to vote against the ratification of the Stock Purchase Plan or to abstain from voting with regard to ratification of the Stock Purchase Plan. Each properly executed proxy received in time for the meeting will be voted as specified therein. If a stockholder executes and returns a proxy but does not specify otherwise, the shares represented by such stockholder's proxy will be counted for ratification of the Stock Purchase Plan. Abstentions will be counted toward the calculation of a quorum, but are not treated as either a vote for or a vote against the proposal. Therefore, an abstention has the same effect as a vote against the proposal. Under Delaware law, any unvoted positions in brokerage accounts, while present for general quorum purposes, are not entitled to vote. Therefore, such unvoted shares will have no effect on the outcome of the vote on the Stock Purchase Plan. The Board of Directors recommends that you vote "FOR" the ratification of the Stock Purchase Plan.

EXECUTIVE OFFICERS

        Set forth below is certain information concerning the executive officers of the Company, each of whom serves at the pleasure of the Board of Directors. There is no family relationship between any of these individuals or any of the Company's directors.

Name and Age	Office and Length of Service
Raymond A. Jean, 61	Chairman of the Board, President and Chief Executive Officer since 2001
Terry M. Murphy, 55	Vice President of Finance and Chief Financial Officer since 1999
Michael R. Bayles, 52	Vice President since 2001 and Building Products Group President since 2003
Kevin P. Delaney, 42	Vice President—General Counsel since 2003
Ricardo Arredondo, 51	Vice President—Corporate Controller since 2003
*Robert C. Ballou, 50	Vehicular Products Group President since 2002

        * Although Mr. Ballou is not an executive officer of the Company, he performs a policymaking function for the Company in his capacity as the President of Vehicular Products Group. Accordingly, for the sole purpose of this Proxy Statement, he is considered to be an executive officer of the Company for certain portions of this Proxy Statement, as required by law.

        Mr. Jean was elected Chairman of the Board on May 22, 2001 and was named President and Chief Executive Officer of the Company on February 22, 2001. Prior to that time, Mr. Jean was Corporate Vice President of Amsted Industries, a diversified, privately held manufacturer of railroad, vehicular, building, and general industrial products, since 1999. Prior to that time, Mr. Jean was President and Chief Executive Officer of Varlen Corporation, a leading manufacturer of engineered components for transportation markets, since 1999 and President and Chief Operating Officer since 1997. Prior to that time, Mr. Jean was Group Vice President and Chief Operating Officer of Varlen since 1993 and Group Vice President since 1988.

        Mr. Bayles was named President of Building Products on March 10, 2003 and Vice President, Strategic Planning & Business Development of the Company on May 24, 2001. Prior to that time, Mr. Bayles was Executive Vice President of Helm Financial, a firm engaged in the leasing of rail transportation equipment, since 2000. Prior to that time, Mr. Bayles was President and Chief Operating Officer of Standard Truck Company, a privately held company serving the railroad components market, since 1998 and President and Chief Operating Officer of M-Wave, Inc., a leading manufacturer of high performance printed circuits, since 1997. Prior to that time, Mr. Bayles held manufacturing and general manager positions at Varlen Corporation since 1988.

        Mr. Murphy was named Chief Financial Officer and Vice President of Finance of the Company on July 1, 1999. Prior to that time, Mr. Murphy was Senior Vice President, Finance and Chief Financial Officer for The Barnes Group Inc., a diversified manufacturer of metal parts and distributor of industrial supplies, from 1997 to 1999 and Vice President and Chief Financial Officer of Kysor Industrial Corporation, a manufacturer of commercial refrigeration products, from 1992 to 1997. Prior to that time, Mr. Murphy was Vice President of Finance, Treasurer and Chief Financial Officer of Northwest Telecommunications from 1986 to 1992.

        Mr. Delaney was named Vice President—General Counsel of the Company on July 23, 2003 and prior to that time was Chief Counsel for Trane Residential Systems, a business of American Standard Companies, a global manufacturer with market leading positions in automotive, bath and kitchen and air conditioning systems, since January 2002, Assistant General Counsel for American Standard Companies since January 2001 and Group Counsel for The Trane Company's North American Unitary Products Group since 1997. Prior to that time, Mr. Delaney was Vice President—General Counsel with GS Roofing Products Company, Inc. from 1995 to 1997 and Senior Attorney with GTE Directories Corporation from 1991 to 1995.

        Mr. Arredondo was named Vice President—Corporate Controller of the Company on January 27, 2003. Prior to that time, Mr. Arredondo was Vice President—Corporate Controller of Universal Compression Inc., a leading natural gas compression services company, since 2001. From 1988 to 2001, Mr. Arredondo was employed by Southdown, Inc., a NYSE-traded building materials company engaged in the manufacture of Portland cement and the production of concrete products. From 1999 to 2001 he was Vice President and Controller, from 1998 to 1999 Vice President and Controller—Concrete Products Division, from 1995 to 1998 Director of Internal Audit and prior to 1995 he held various other management positions in the corporate office.

        Mr. Ballou was named President of Vehicular Products on July 29, 2002. Prior to that time, Mr. Ballou was President of the Components Group of Hendrickson International, a manufacturer of heavy-duty truck suspensions and components from 1999 to 2001. From 1995 to 1999 Mr. Ballou was Group Vice President of Newcor, Inc., a manufacturer of components and machine tools for automotive and off-highway markets.

COMMITTEES OF THE BOARD OF DIRECTORS

        Pursuant to the Company's Bylaws, the Board of Directors has established several committees, currently consisting of an Audit Committee, a Compensation and Management Development Committee, an Executive Committee and a Nominating and Corporate Governance Committee. During fiscal 2003, the Board of Directors and the Audit Committee each met four times, the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee each met twice. The Executive Committee did not meet. All directors attended more than 75% of the combined number of Board meetings and meetings of committees of which they are members. The Company's Board of Directors holds a meeting immediately following each year's annual meeting of stockholders. Therefore, members of the Company's Board of Directors generally attend the Company's annual meetings of stockholders. All of the current members of the Board, with the exception of Mr. Wellek who was appointed September 1, 2003, attended the 2003 annual meeting of stockholders.

Audit Committee

        The current members of the Audit Committee are Messrs. Flaum, Ross, Wellek and Barger, who is Chairman. Messrs. Barger, Flaum and Ross were appointed to the Audit Committee on December 5, 2002 in connection with the routine changes in membership of the committees of the Company's Board of Directors. Mr. Wellek was added to the Audit Committee on December 4, 2003.

        Each member of the Audit Committee satisfies the independence requirements of the New York Stock Exchange. Each such individual also meets the definitions of "non-employee director" under Rule 16b-3 of the Securities and Exchange Act of 1934 and "outside director" under Section 162(m) of the Internal Revenue Code of 1986. In addition, Messrs. Barger, Ross and Wellek have been designated "audit committee financial experts" within the meaning of Item 401(h) of Regulation S-K. The Audit Committee's responsibilities to the Board are detailed in the written Audit Committee Charter adopted by the Company's Board of Directors and attached hereto on "EXHIBIT B", which is incorporated in this Proxy Statement by reference.

Report to Shareholders

        We have reviewed and discussed the Company's audited financial statements for the year ended October 31, 2003, with management and with Deloitte & Touche LLP, certified public accountants, the independent auditors and accountants for the Company. In addition, we discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) with respect to those statements.

        We have received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with Deloitte & Touche LLP its independence in connection with its audit of the Company's most recent financial statements.

        Based on these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2003.

        The information in the foregoing three paragraphs shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall they be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that they are specifically incorporated by reference.

Dated December 3, 2003

Audit Committee
Donald G. Barger, Jr., Chairman
Russell M. Flaum
Joseph J. Ross

Audit and Related Fees

        The following table shows the fees paid or accrued by the Company for the audit and other services provided by Deloitte & Touche LLP for fiscal years 2003 and 2002.

	FY 2003	FY 2002
Audit	$465,000	$435,000
Audit Related	72,000	68,000
Tax	34,000	100,339
All Other Fees	—	62,600

Total	$571,000	$665,939

        Either the Audit Committee or Mr. Barger, as Chairman of the Audit Committee, approves all engagements of Deloitte & Touche LLP in advance except with respect to the appointment of the independent audit firm, which is made by the Audit Committee. In the event Mr. Barger approves any such engagement, he discusses such approval with the Audit Committee at the next meeting.

        Audit services of Deloitte & Touche LLP for fiscal 2003 consisted of the examination of the consolidated financial statements of the Company and quarterly review of financial statements. "Audit-Related Fees" includes benefit plan audits. "Tax Fees" includes charges primarily related to tax return reviews. The Audit Committee or Mr. Barger, as Chairman of the Audit Committee, approved all of the services described above.

        Audit services of Deloitte & Touche LLP for fiscal 2002 consisted of the examination of the consolidated financial statements of the Company and quarterly review of financial statements. "Audit-Related Fees" includes benefit plan audits. "Tax Fees" includes charges primarily related to tax return reviews, employee benefits consulting, support of IRS audit defense and other miscellaneous tax consulting. "All Other Fees" includes primarily charges related to acquisition related activities and other consulting. The Audit Committee or Mr. Barger, as Chairman of the Audit Committee, approved all of the services described above.

        The Audit Committee has determined that the provisions of services rendered for all other fees, as described in the paragraphs above, is compatible with maintaining independence of Deloitte & Touche LLP.

Compensation and Management Development Committee

        The members of the Compensation and Management Development Committee are Ms. Davis and Messrs. Flaum and Scorsone, who is Chairman. The Compensation and Management Development Committee's responsibilities to the Board are detailed in the Compensation and Management Development Committee Charter attached to the 2003 Proxy Statement as "EXHIBIT C", which is incorporated herein by reference.

        During the fiscal year ended October 31, 2003, each member of the Committee satisfied the independence requirements of the New York Stock Exchange. Each such individual also met the definitions of "non-employee director" under Rule 16b-3 under the Securities and Exchange Act of 1934 and "outside director" under Section 162(m) of the Internal Revenue Code of 1986.

Report to Shareholders on Executive Compensation

        The Compensation and Management Development Committee (the "Committee") of your Board of Directors is pleased to present its annual report, which is intended to inform shareholders of the Company's executive compensation program. This report summarizes the responsibilities of the Committee, the compensation policy and objectives that guide the development and administration of the executive compensation program, each component of the program, and the basis on which the compensation for the Chief Executive Officer, corporate officers and other key executives was determined for the fiscal year ended October 31, 2003.

        The Committee's responsibilities are to oversee the development and administration of the total compensation and benefits programs for corporate officers and key executives, and administer the executive annual, long term and stock incentive plans. In addition to these duties, the Committee also reviews the Company's plans and processes for senior management selection, development and succession. The Committee's charter as approved by the Board of Directors is incorporated elsewhere in this Proxy Statement. During the 2003 fiscal year, the Committee met twice.

Compensation Philosophy

        The objective of the executive compensation program is to assist in the attraction and retention of qualified senior managers, and to create financial incentive for corporate officers and key executives to achieve performance objectives by offering them the opportunity to earn above average compensation when the Company achieves above average results. To reach this objective the Company emphasizes variable incentive pay. The executive compensation program consists primarily of base salary, annual cash incentive compensation, executive benefits and long-term incentives composed of long-term stock option grants, restricted stock grants and performance unit awards.

        On an annual basis the Committee, in conjunction with executive management and with the assistance of an outside compensation advisor, assesses the effectiveness of the overall program. This assessment compares the compensation levels of its executives and the performance of the Company to the compensation received by executives and the performance of similar companies. The Company uses two primary sources for market comparisons. The first is compensation surveys published by national compensation consulting firms. These surveys are comprised of a broad group of manufacturing and general industry companies, adjusted for size and job responsibility. The second is a group of peer companies included in the Relative Market Performance graph presented elsewhere in this Proxy. Together these sources provide a meaningful representation of the market in which the Company competes for executive talent, and provides a consistent and reasonably stable market reference from year to year.

        Variable incentives, both annual and longer-term, are important components of the compensation program and are used to link pay with performance results. Longer-term incentives are designed to create a heavy emphasis on increasing total shareholder value as measured by share price appreciation and dividends. The annual incentive plans measure a combination of corporate and group/division profitability using return on investment, and return on net assets employed, respectively. Executives with Company-wide responsibilities are measured on overall Company results. Executives with specific division responsibilities are measured on the results of their specific business unit(s). Variable incentive awards and performance standards are calibrated such that total compensation will generally approximate the market 75th percentile when Company performance results are at the 75th percentile.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, currently imposes a $1 million limitation on the deductibility of certain compensation paid to the Company's five highest paid executives. Excluded from the limitation is compensation that is "performance based." For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by shareholders. In general, the Company believes that compensation relating to options granted under its current employee stock option plans qualifies for exclusion from the $1 million limitation. Compensation relating to the Company's restricted stock and incentive compensation awards do not currently qualify for exclusion from the limitation, given the discretion that is provided to the Committee under the Company's plans in establishing the performance goals for such awards. While the Committee will continue to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other future compensation decisions made in the future, the Committee believes that the exercise of its discretion in the evaluation of the performance of the Company's management is an important part of its responsibilities, and results in increased benefit to the Company's shareholders.

        The following is a discussion of each of the principal components of the total executive compensation program.

Base Salary

        The base salary program targets the median of the competitive market. Salaries for each executive are reviewed on an annual basis. Salary adjustments are based on the individual's experience and background, performance during the prior year, the general movement of salaries in the marketplace, and the Company's financial position. Due to these factors, an executive's base salary may be above or below the median (50th percentile of the market) at any point in time. Overall, the base salaries of the corporate officers and key executives approximate the market median.

Annual Incentive Compensation

        The Committee administers the Executive Incentive Compensation Program ("EICP") for corporate officers and selected key executives. The goal of the EICP is to reward participants in proportion to the performance of the Company and/or the business unit for which they have direct responsibility.

        The EICP relies on predetermined, objective performance measures. For officers with corporate responsibilities, the performance measure is return on investment. For group, division and business unit executives, the key performance measure is the business unit ratio of operating income to net assets employed. The participants in the EICP are assigned a target award opportunity, expressed as a percentage of base salary, based on competitive practices. Depending on actual performance, the participant can earn from 0% to 200% of their target award.

Long-Term Incentive Compensation

        The goal of the Company's long-term incentive program is to directly link a significant portion of the executive's compensation to the enhancement of shareholder value. Long-term incentives also encourage management to focus on the longer term development and prosperity of the Company, in addition to annual operating profits. The Company has a policy to encourage corporate officers and key executives to own and maintain significant stock holdings.

        The Company utilizes various long-term incentive vehicles to convey long-term compensation. The long-term incentive vehicles include stock options, performance units and restricted stock awards. The mix of incentives varies year to year. Performance unit plan participants include the Chairman and Chief Executive Officer; Vice President—Finance and Chief Financial Officer; Vice President—General Counsel; Vice President and Building Products Group President; and Vehicular Products Group President.

        Stock option grants are determined and awarded by the Committee annually in December. Stock options are awarded to executive officers of the Company as well as other key employees in the organization. The number of stock options awarded to executive officers was determined by taking approximately 50% of the participant's total long-term incentive target award value, and dividing it by the Black Scholes value of an option to purchase Company stock. The Committee believes that stock options granted at fair market value have a strong motivational link to stock price performance over time. Options are granted at fair market value on the date of the grant, have a term of ten years, and vest over a three-year period. For fiscal year 2003, the Committee granted options to purchase shares of common stock to participants on December 3, 2003, consistent with this philosophy.

        Performance Unit award targets are set annually in December by the Committee and awarded at the beginning of each three-year performance period. Performance Units awarded in December 2003 were determined by taking approximately 25% of the participant's total long-term incentive value and dividing by the target value of the unit. Payout is in cash after the three-year performance period ends. Payouts of Performance Units are valued at the time of payout based on the level of achievement against pre-established performance criteria.

        The Committee has set two performance criteria for the Performance Units. Earnings per share growth (50% of the total performance unit award) is expressed as the cumulative EPS value over the performance period. Target values are set annually by the Committee. The committee believes this award has a strong link to stock price performance and focuses management on bottom line results over a longer term period. Relative total shareholder return (50% of the total performance unit award) is expressed as the change in stock price appreciation plus dividends reinvested, compared to a peer group of companies. The Committee believes this award has a strong link to stock price performance, helps to smooth out the volatility of the stock market, and measures Company performance within the context of its competitive environment. To the degree performance goals are exceeded, the cash payout will exceed the target values, up to a maximum of 200% of target value. To the extent performance goals are not met, the cash payouts will be below target values. If performance is below a threshold level, there would be no payout for that performance cycle.

        Beginning in December 2003, the Company also granted restricted stock awards to participants. The number of restricted stock awards was determined by taking approximately 25% of the participants' long-term incentive value, and dividing by the stock price at the time of the award. The restricted stock awards vest three years after the award is granted if the participant remains with the Company.

        Also, the Company annually grants stock options to other key business leaders based on their performance and contribution during the year. Options are granted at fair market value on the date of the grant, have a term of ten years, and vest over a three-year period. For fiscal year 2003, consistent with this policy, the Committee granted options to purchase shares of common stock to other key business leaders on December 3, 2003.

Executive Benefits

        The Company believes that it is critical in attaining and retaining top executive talent to provide comprehensive benefits that address the unique circumstances of executives. In particular, limitations imposed on the benefits payable from qualified welfare and retirement plans give rise to the need for supplemental non-qualified plans to replace the benefits lost due to these limitations, and to provide a mechanism for recruiting and retaining executives. The Company provides corporate officers with supplemental retirement and life insurance benefits.

Compensation of the Chief Executive Officer

        The Chief Executive Officer, Mr. Raymond A. Jean, participates in the executive compensation program described in this report.

        Mr. Jean accepted the position of Chief Executive Officer effective February 22, 2001. At the close of fiscal year 2003, Mr. Jean's annual base salary was $590,000, which represented a 7.3% increase over his 2002 salary. The Committee believes Mr. Jean's salary is in line with the Company's competitive compensation strategy.

        For fiscal year 2003, Mr. Jean received an annual incentive award of $301,360 based on the objective performance measures set out in the Executive Incentive Compensation Plan (EICP). This represented the achievement of 53% of the target bonus (70% of base salary) based on the Company's performance. Mr. Jean chose to defer 40% of his EICP annual incentive award, in accordance with the Deferred Compensation Plan.

        On December 3, 2003, as an element of the Long-Term Incentive Program (LTIP), Mr. Jean was granted options to purchase 32,700 shares of Quanex Corporation common stock with an exercise price of $39.60 (fair market value on the date of the grant). He also received 2,600 Performance Units, and 6,400 restricted stock awards.

Dated December 3, 2003

Compensation and Management Development Committee

Vincent R. Scorsone, Chairman
Susan F. Davis
Russell M. Flaum

Executive Committee

        The current members of the Executive Committee are Messrs. Scorsone, Sebastian and Jean, who is Chairman. When necessary, this committee acts on behalf of the Board between regularly scheduled meetings of the Board of Directors.

Nominating and Corporate Governance Committee

        The current members of the Nominating and Corporate Governance Committee are Ms. Davis and Messrs. Ross and Sebastian, who is Chairman. Each member of the Nominating and Corporate Governance Committee satisfies the independence requirements of the New York Stock Exchange. The Nominating and Corporate Governance Committee's responsibilities to the Board are detailed in the Nominating and Corporate Governance Committee Charter which is not yet available on the Company's website, but was attached as "Exhibit D" to the Company's proxy statement for the 2003 annual meeting of stockholders. The Nominating and Corporate Governance Committee develops and maintains qualification criteria and procedures for the identification and recruitment of candidates for election to serve as directors of the Company. The Nominating and Corporate Governance Committee relies on the knowledge and relationships of the Company and its officers and directors, as well as third parties when it deems necessary, to identify and evaluate nominees for director, including nominees recommended by stockholders. The Nominating and Corporate Governance Committee will consider nominees for director recommended by stockholders of the Company, provided such recommendations are addressed to the chairman of such committee at the Company's principal executive office and received by the Chairman of such committee before November 1st of each year with respect to the annual stockholders' meeting that is held thereafter. There are no differences in the manner in which the nominating committee evaluates nominees for director based on whether the nominee is recommended by the committee or by a security holder.

Nomination of Directors

        The Company's Bylaws provide that, subject to certain limitations discussed below, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at the meeting. The Company's Bylaws also provide that a stockholder must give written notice of such stockholder's intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an Annual Meeting of Stockholders, 90 days prior to the anniversary date of the date of the immediately preceding Annual Meeting, and (ii) with respect to an election to be held at a Special Meeting of Stockholders for the election of directors, or otherwise, the close of business on the tenth day following the date on which a written statement setting forth the date of such meeting is first mailed to stockholders provided that such statement is mailed no earlier than 120 days prior to the date of such meeting. Notwithstanding the foregoing, if an existing director is not standing for re-election to a directorship which is the subject of an election at such meeting or if a vacancy exists as to a directorship which is the subject of an election, whether as a result of resignation, death, an increase in the number of directors, or otherwise, then a stockholder may make a nomination with respect to such directorship at any time not later than the close of business on the tenth day following the date on which a written statement setting forth the fact that such directorship is to be elected and the name of the nominee proposed by the Board of Directors is first mailed to stockholders. Each notice of a nomination from a stockholder shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholders as would be required to be included in a proxy statement filed pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations); and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. Subject to the exceptions discussed above, written notice of a stockholder's intent to nominate a person for director at the 2005 Annual Meeting must be given on or before November 28, 2004.

Stockholder Communications with the Company's Board of Directors

        Any stockholder wishing to send written communications to the Company's Board of Directors may do so by sending them in care of the Raymond A. Jean, the Chairman of the Board of Directors, at the Company's principal executive offices.

DIRECTOR AND OFFICER COMPENSATION

Director Compensation

        Directors (other than Mr. Jean, who is an officer of the Company) are paid a fee of $6,250, four times a year, at regular quarterly meetings and $1,250 for attendance at each meeting of the Board and $1,250 for each committee meeting attended. With the exception of the Executive Committee Chair, Committee Chairs receive a fee of $625 four times a year. Travel and lodging expenses incurred by directors to attend such meetings are also paid by the Company. Non-employee directors who first became directors prior to July 1, 1997, are the beneficiaries of life insurance policies provided by the Company at a cost ranging from approximately $2,000 to $3,000 per director for fiscal 2003.

        At the Annual Meeting of Stockholders held on February 22, 1996, the stockholders of the Company approved an amendment to the Quanex Corporation Deferred Compensation Plan (the "DC Plan") that provided for (i) the addition of a Common Stock election as an option for certain participants and (ii) a 20% Company matching award for participants electing to make their deferrals in the form of nominal Common Stock. Under the terms of the DC Plan, officers and directors may elect to defer a portion of their incentive bonuses and director fees, respectively, awarded or earned during the ensuing plan year to an account denominated in Common Stock. If a participant elects to make a deferral to a nominal Common Stock account for a period of three full years or more, a matching award equal to 20% of the amount deferred is made by the Company to such participant's account. The number of shares of nominal Common Stock credited to a participant's deferral and matching account is the number of full shares of Common Stock that could have been purchased with the dollar amount deferred or matched based on the closing price of the Common Stock on the New York Stock Exchange (the "NYSE") on the day that the amount deferred would have been paid had it not been deferred. Dividends and other distributions declared and paid on the Common Stock will be accrued in the participant's account based upon the number of nominal shares of Common Stock credited to such account. No shares of Common Stock or payments in respect thereof, however, are issued or made to any participant until distribution in accordance with the DC Plan. All participant deferrals and Company matching awards are 100% vested; provided, however, that if a participant receives a benefit from the DC Plan for any reason, other than death, disability or retirement, within three years after a deferral was credited to a nominal Common Stock account, any matching awards made by the Company with respect to the deferral that is held less than three years will be forfeited.

        Under the terms of the DC Plan, as subsequently amended, in the event of a "change of control" of the Company, any amount credited to a participant's account is fully vested and is payable in cash within five days after the change of control occurs. A "change in control" is defined generally as (i) an acquisition of securities resulting in an individual or entity or group thereof becoming, directly or indirectly, the beneficial owner of 20% or more of either (a) the Company's then-outstanding Common Stock or (b) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) a change in a majority of the persons who were members of the Board of Directors as of June 1, 1999 (the "Incumbent Board"), (iii) generally, a reorganization, merger or consolidation or sale of the Company or disposition of all or substantially all of the assets of the Company, or (iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. For this purpose, an individual will be treated as a member of the Incumbent Board if he becomes a director subsequent to June 1, 1999 and his election, or nomination for election by Quanex's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board; unless his initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group other than the Board.

        During 1999, the DC Plan was amended to provide that if a participant in the DC Plan is entitled to a cash payment of a bonus under the Quanex Corporation Executive Incentive Compensation Plan and the Company determines that section 162(m) of the Internal Revenue Code of 1986, as amended, may not allow the Company to take a deduction for part or all of the bonus then, the payment of the amount of the bonus that is not deductible by the Company will be delayed and deferred under the provisions of the Plan until the 76th day following the end of the fiscal year of the Company in which the bonus was earned.

        During fiscal 2003, Ms. Davis and Messrs. Barger, Flaum, and Ross elected to defer director fees of $35,000, $18,750, $15,000, and $37,500 respectively, under the DC Plan in the form of nominal Common Stock and their accounts were credited with 1,099, 590, 471, and 1,179 nominal shares of Common Stock, respectively. In addition, pursuant to the terms of the DC Plan, the Company made matching awards to their respective accounts of 222, 121, 97, and 238 nominal shares of Common Stock. Also during fiscal 2003, Mr. Jean elected to defer $317,622 of his 2002 bonus compensation under the DC Plan in the form of nominal Common Stock and his account was credited with 9,827 nominal shares and, pursuant to the terms of the DC Plan, the Company matching award of 1,966 nominal shares of Common Stock.

        The Company had in effect the Quanex Corporation Non-Employee Director Retirement Plan (the "Retirement Plan"), which provided non-employee directors who have served on the Board of Directors of the Company for at least ten full years an annual payment after retirement from the Board equal to the base annual director retainer fee received by the director at the time such director ceases to serve on the Board. Under the Retirement Plan, the Company would make an annual payment for a period equal to the aggregate length of time the director served on the Board of Directors as a non-employee director, unless earlier terminated due to (i) the death of the director, (ii) the expiration of two years following the termination of the Retirement Plan or (iii) the director serving as a director, officer or employee of a competitor of the Company. Effective December 5, 2002, the Board of Directors froze the Retirement Plan so that current non-employee directors, upon ceasing to be a director, will be entitled to continuation of the base annual director fee for a period of time equal to the time they had served as a director as of December 5, 2002, but thereafter they would no longer accrue a benefit under the Retirement Plan.

        The Company also has in effect the Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan (the "1996 Plan"). On February 26, 2003, the stockholders approved an amendment to the 1996 Plan that made non-employee directors eligible to receive grants of stock options and restricted stock awards under the 1996 Plan. Each of the Company's non-employee directors receives 500 shares of restricted stock and options to purchase 2,000 shares of the Company's common stock under the 1996 Plan each year. Messrs. Barger, Flaum, Sebastian, Scorsone, Ross and Ms. Davis received such grants in fiscal 2003 and Mr. Wellek received the option to purchase 2,000 shares.

Summary Compensation Table

        The Summary Compensation Table sets forth certain information concerning the cash compensation and additional incentive compensation earned in the fiscal years ended October 31, 2003, 2002 and 2001 by the Chief Executive Officer and each of the Company's four most highly compensated executives. The table shows amounts earned by such persons for all services rendered in all capacities to Quanex Corporation and its subsidiaries during the past three years.

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Other Annual Compen- sation(2) ($)	Restricted Stock Award(s)(3) ($)	Securities Underlying Options/ SARs(4) (#)	LTIP Payouts ($)	All Other Compen- sation ($)
Raymond A. Jean, Chairman of the Board, President and Chief Executive Officer	2003 2002 2001	566,667 520,844 344,918	301,360 635,243 350,000	13,004 76,020 95,317	0 0 730,000	55,000 0 155,000	0 0 0	29,109 113,541 84,639	(5)
Terry M. Murphy, Vice President—Finance and Chief Financial Officer	2003 2002 2001	284,455 266,263 254,178	127,256 278,346 157,759	6,284 6,793 7,695	0 0 0	25,000 0 25,000	0 0 0	25,720 5,720 37,433	(6)
Michael R. Bayles, Vice President Building Products Group President	2003 2002 2001	281,250 266,263 115,563	128,205 278,346 80,000	6,515 27,964 1,361	0 0 87,800	25,000 0 50,000	0 0 0	11,410 72,338 6,200	(7)
Robert C. Ballou, Vehicular Products Group President	2003 2002 2001	264,167 67,708 0	99,795 38,521 0	363 20,915 0	0 0 0	19,000 15,000 0	0 0 0	27,904 31,906 0	(8)
Paul J. Giddens, Former Vice President—Human Resources and Administration	2003 2002 2001	158,333 184,167 172,417	72,174 192,533 107,017	2,041 3,265 4,788	0 0 0	14,000 0 14,000	0 0 0	193,407 36,118 8,531	(9)

(1)
Annual bonus compensation amounts are earned and accrued during the fiscal years indicated and paid in the following year. The bonus amounts for fiscal year 2003 also include the dollar value of the portion of the bonuses deferred under the Company's DC Plan. Under the terms of the DC Plan, participants may elect to defer a portion of their incentive bonus to a nominal Common Stock account. In fiscal year 2003, the dollar value of the bonus deferred under the DC Plan to a Common Stock account by Messrs. Jean, Bayles and Ballou was $120,544, $32,051 and $39,918, respectively. Based upon the closing price of the Common Stock on the NYSE on such date, of $40.15 per share, 3,002, 798 and 994 shares of Common Stock were credited under the DC Plan to the account of Messrs. Jean, Bayles and Ballou, respectively.

(2)
Represents amounts reimbursed during the fiscal year for the payment of taxes. Also includes perquisites and other personal benefits, which totaled or exceeded the lesser of $50,000 or 10% of the total annual salary and bonus for each named executive.

(3)
Mr. Jean received 40,000 restricted stock awards on February 22, 2001. The closing stock price on that date was $18.25. These awards vest in 50% increments on each of the first through second anniversaries of the date of the awards. Dividends are paid on these restricted shares. As of October 31, 2003, there were no remaining unvested restricted shares. Mr. Bayles received 4,000 restricted stock awards on May 22, 2001. The closing stock price on that date was $21.95. These awards vest in 33 1/3% increments on each of the first through third anniversaries of the date of the awards. Dividends are paid on these restricted shares. As of October 31, 2003, the remaining 1,333 unvested restricted shares were valued at $53,387 using the closing market price of $40.05 on that date. In December 2003, which is the Company's fiscal year 2004, Messrs. Jean, Murphy, Bayles and Ballou were granted 6,400, 5,000, 5,000 and 2,500 restricted shares, respectively. These awards vest 100% on the third anniversary. Dividends are paid on these restricted shares.

(4)
In December 2003, which is the Company's fiscal year 2004, Messrs. Jean, Murphy, Bayles and Ballou were granted 32,700, 13,500, 13,800 and 12,800 options, respectively.

(5)
Mr. Jean joined the Company in February 2001 as President and Chief Executive Officer and became Chairman of the Board of Directors in May 2001. All other compensation for Mr. Jean for 2003 is comprised of: (a) a matching contribution to his account under the Company's 401(k) plan of $5,000; and (b) a credit to his account related to the 20% match under the Company's DC Plan of $24,109 (601 shares based upon 12/4/03 share price of $40.15).

(6)
Mr. Murphy joined the Company in July 1999 as Vice President of Finance and Chief Financial Officer. All other compensation for Mr. Murphy for 2003 is comprised of (a) a matching contribution to his account under the Company's 401(k) plan of $5,000; (b) $20,000 for a club membership initiation fee; and (c) matching under the Company's Stock Purchase Plan of $720.

(7)
Mr. Bayles joined the Company in May 2001 as Vice President—Strategic Planning and Business Development and was promoted to his current position in March 2003. All other compensation for Mr. Bayles for 2003 is comprised of: (a) a matching contribution to his account under the Company's 401(k) plan of $5,000; and (b) a credit to his account related to the 20% match under the Company's DC Plan of $6,410 (160 shares based upon 12/4/03 share price of $40.15).

(8)
Mr. Ballou joined the Company in July 2002 as President—Vehicular Products Group. All other compensation for Mr. Ballou for 2003 is comprised of: (a) a matching contribution to his account under the Company's 401(k) plan of $5,000; (b) a credit to his account related to the 20% match under the Company's DC Plan of $7,984 (199 shares based upon 12/4/03 share price of $40.15); (c) matching under the Company's Stock Purchase Plan of $1,440; and (d) $13,480 in reimbursement for relocation expenses.

(9)
Mr. Giddens retired as Vice President—Human Resources and Administration in September 2003. All other compensation for Mr. Giddens for 2003 is comprised of (a) a matching contribution to his account under the Company's 401(k) plan of $3,167; (b) matching under the Company's Stock Purchase Plan of $240; and (c) $190,000 to be paid on a semi-monthly basis over 12 months ending August 2004.

Option/SAR Grants in Last Fiscal Year

        The following table sets forth certain information regarding options granted to the named executives during the Company's last fiscal year. In December 2003, which is the Company's fiscal year 2004, Messrs. Jean, Murphy, Bayles and Ballou were granted 32,700, 13,500, 13,800 and 12,800 options, respectively.

Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options/SARS Granted		% of Total Options/SARs Granted to Employees in Fiscal Year(1)
				Exercise or Base Price ($/Share)(2)
Name					Expiration Date
						5% ($)	10% ($)
Raymond A. Jean	55,000	(4)	19.3%	$32.00	12/04/12	1,106,855	2,804,987
Terry M. Murphy	25,000	(4)	8.8%	$32.00	12/04/12	503,116	1,274,994
Michael R. Bayles	25,000	(4)	8.8%	$32.00	12/04/12	503,116	1,274,994
Robert C. Ballou	19,000	(4)	6.7%	$32.00	12/04/12	382,368	968,995
Paul J. Giddens	14,000	(4)	4.9%	$32.00	12/04/12	281,745	713,997

(1)
Total options granted in fiscal year 2003 to eligible employees of Quanex Corporation and its subsidiaries covered a total of 285,500 shares.

(2)
Closing price of Quanex Corporation Common Stock on the date of grant as reported on the New York Stock Exchange.

(3)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent our estimate or projection of future prices of Quanex Corporation's Common Stock. The actual value realized may be greater or less than the potential realizable value set forth in the table.

(4)
These options were granted on December 4, 2002 under the 1996 Plan and vest in one-third increments each year.

Aggregated Option/SAR Exercises in Last Fiscal Year

        The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in fiscal year 2003 by the Company's executives named in the Summary Compensation Table. The table also shows the number of shares covered by exercisable and unexercisable options held by such executives on October 31, 2003 and the aggregate gains that would have been realized had these options been exercised on October 31, 2003, even though these options were not exercised and the unexercisable options could not have been exercised on October 31, 2003.

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End
					Value of Unexercised In-The-Money Options/SARs at Fiscal Year End
	Shares Acquired On Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Raymond A. Jean	0	0	103,332	106,668	$1,968,476	$1,427,024
Terry M. Murphy	0	0	58,334	33,334	$1,071,573	$318,343
Michael R. Bayles	0	0	33,332	41,668	$535,812	$469,188
Robert C. Ballou	0	0	5,000	29,000	$20,250	$193,450
Paul J. Giddens	38,333	$730,787	0	18,667	$0	$178,271

Annual Retirement Benefit Examples at Age 65

        The Company provides pension benefits to executive officers under the Quanex Corporation Employees' Pension Plan ("Qualified Plan") and the Quanex Corporation Supplemental Benefit Plan ("SERP"). SERP benefits are based on the 36-month average of salary and bonus compensation as shown in the Summary Compensation Table. Prior to reductions for Qualified Plan benefits and Social Security benefits, SERP benefits at age 65 equal 2.75% of average compensation times years of service up to 20 years.

        The Pension Plan Table shows the total annual pension benefits payable as a single line annuity at age 65 from the Qualified Plan and SERP, prior to reductions required by the SERP for Social Security benefits.

        As of October 31, 2003, the individuals named in the Summary Compensation Table had the following years of service under the Company's pension plans: Mr. Jean—2; Mr. Murphy—4; Mr. Bayles—2; the other listed individuals do not participate in the SERP.

Pension Plan Table

	Years of Service
Remuneration
	5	10	15	20+
$125,000	$17,188	$34,375	$51,563	$68,750
$150,000	$20,625	$41,250	$61,875	$82,500
$175,000	$24,063	$48,125	$72,188	$96,250
$200,000	$27,500	$55,000	$82,500	$110,000
$225,000	$30,938	$61,875	$92,813	$123,750
$250,000	$34,375	$68,750	$103,125	$137,500
$300,000	$41,250	$82,500	$123,750	$165,000
$350,000	$48,125	$96,250	$144,375	$192,500
$400,000	$55,000	$110,000	$165,000	$220,000
$450,000	$61,875	$123,750	$185,625	$247,500
$500,000	$68,750	$137,500	$206,250	$275,000
$550,000	$75,625	$151,250	$226,875	$302,500
$600,000	$82,500	$165,000	$247,500	$330,000
$650,000	$89,375	$178,750	$268,125	$357,500
$700,000	$96,250	$192,500	$288,750	$385,000
$750,000	$103,125	$206,250	$309,375	$412,500
$800,000	$110,000	$220,000	$330,000	$440,000
$850,000	$116,875	$233,750	$350,625	$467,500
$900,000	$123,750	$247,500	$371,250	$495,000

FURTHER INFORMATION

Common Stock Ownership

        The following table sets forth as of December 31, 2003, the number and percentage of beneficial ownership of shares of Common Stock, the shares of Common Stock credited under the Deferred Compensation Plan and the amount of shares obtainable upon conversion of options exercisable (or exercisable within 60 days) for each current director and nominee for director of the Company, the executive officers named in the compensation table on page 20 of this Proxy Statement, and all officers and directors as a group.

	Common Stock Owned of Record	Common Stock Credited under DC Plan	Common Stock Underlying Exercisable Options(1)		Total		Percent
Raymond A. Jean	72,000	15,396	121,999		209,395		1.27%
Michael R. Bayles	14,242	6,126	24,999		45,367		*
Terry M. Murphy	7,396	12,118	59,999		79,513		*
Robert C. Ballou	2,922	1,193	—		4,115		*
Paul J. Giddens(2)	—	—	4,666		4,666		*
Donald G. Barger, Jr.	3,953	4,448	18,000		26,401		*
Susan F. Davis	4,404	5,331	15,000		24,735		*
Russell M. Flaum	2,850	2,046	16,000		20,896		*
Joseph J. Ross	2,000	2,979	8,000		12,979		*
Vincent R. Scorsone	10,000	4,545	15,000		29,545		*
Michael J. Sebastian	34,200	—	12,000		46,200		*
Richard L. Wellek	500	261	2,000		2,761		*
All Officers and Directors as a group	156,095	54,443	296,330	(3)	506,868	(3)	3.10%

(1)
Includes options exercisable within 60 days.

(2)
Mr. Giddens retired from the Company effective September 2003. Share ownership is based solely on the most recent Form 4 filed with the SEC on July 3, 2003.

(3)
Does not include shares beneficially owned by Mr. Giddens, who retired from the Company effective September 2003.

*
Less than 1.0%

Directors and officers have sole voting and investment power with respect to the securities they own.

Equity Compensation Summary

        The following table summarizes as of October 31, 2003, certain information regarding equity compensation to our employees, officers, directors and other persons under our equity compensation plans.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	768,970	$25	1,309,343
Equity compensation plans not approved by security holders(1)	213,660	28	39,290

Total	982,630	$26	1,348,633

(1)
The Quanex Corporation 1997 Key Employee Stock Plan was approved by the Company's Board of Directors in October 1997. This plan provides for the granting of stock options to eligible persons employed by the Company who are not executive officers of the Company. Under the plan, the total number of stock options which could be granted was 400,000 shares, none of which, as of December 31, 2003, remained available for future issuance. Stock options were granted at not less than the fair market value (as defined in the plan) on the date the options were granted and generally become exercisable after one year in one-third annual increments. The options expire ten years after the date of grant. The Board of Directors may amend, terminate or suspend the plan at any time.

Principal Stockholders

        The following table sets forth as of November 30, 2003, the beneficial ownership of each person who is known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock. Such information is based upon information provided to the Company by such persons or their required SEC filings.

Name and Address	Amount and Nature of Beneficial Ownership		Percent (%)
Lord Abbett & Co. LLC, 90 Hudson Street, Jersey City, NJ 07302	1,576,466	(1)	9.5
Barclays Global Investors, 45 Fremont Street, San Francisco, CA 94105	1,470,951	(2)	8.9
Merrill Lynch Investment Managers, 800 Scudders Mill Road, Plainsboro, NJ 08536	1,055,533	(3)	6.4

(1)
Possesses sole voting authority.
(2)
Barclays Global Investors, a subsidiary of Barclays PLC, a United Kingdom financial services company, possesses shared investment discretion with respect to all shares, sole voting authority with respect to 1,298,165 shares and no voting authority with respect to 172,786 shares.
(3)
Merrill Lynch Investment Managers, L.P. ("MLIM") on behalf of client accounts, exercises voting and investment powers over these securities independently from other direct and indirect subsidiaries of Merrill Lynch & Co., Inc.

Relative Market Performance Presentation

        The following graph compares the Company's cumulative total stockholder return for the last five years with the cumulative total return for the Russell 2000 Index (the "Russell 2000") and the Company's industry peer group. The Company's peer group is comprised of: Amcast Industrial Corp., Barnes Group, Inc., Carpenter Technology Corp., Commonwealth Industries, Inc., Gibraltar Steel Corp., Hayes Lemmerz Int'l., Inc., Intermet Corp., IPSCO, Inc., Modine Manufacturing Co., Masonite International Corp. (formerly Premdor, Inc.), Superior Industries Int'l., Texas Industries, Inc., Timken Co., Wolverine Tube, Inc. and Worthington Industries.

Comparative Five-Year Total Returns*
Quanex Corp., Russell 2000, S&P 500, Peer Group
(Performance results through 10/31/2003)

Assumes $100 invested at the close of trading on the last day preceding the first day of the fifth preceding fiscal year in NX common stock, Russell 2000, S&P 500, and Peer Group.

* Cumulative total return assumes reinvestment of dividends.

Source: Russell/Mellon Analytical Services

Compliance with Section 16(a) of the Exchange Act

        Under SEC rules, the Company's directors, executive officers and beneficial owners of more than 10% of the Company's equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes during fiscal 2003, such SEC filing requirements were satisfied, except that Mr. Barger filed a single late Form 4 reporting two dividend reinvestment transactions.

Change in Control Arrangements

        The Company has entered into change in control agreements with all of its executive officers. The form of agreement provides that in the event of a "change in control" of the Company, the executive agrees to remain in the employ of the Company for a period of at least three years. A "change in control" is defined generally as (i) an acquisition of securities resulting in an individual or entity or group thereof becoming, directly or indirectly, the beneficial owner of 20% or more of either (a) the Company's then-outstanding Common Stock or (b) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) a change in a majority of the members of the Board of Directors as of the effective date of the agreement (the "Incumbent Board"), (iii) generally, a reorganization, merger or consolidation or sale of the Company or disposition of all or substantially all of the assets of the Company, or (iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. For this purpose, an individual will be treated as a member of the Incumbent Board if he becomes a director subsequent to the effective date of the agreement and his election, or nomination for election by Quanex stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board; unless his initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group other than the Board. The agreement contemplates that upon a change in control, the executive will continue to receive substantially the same compensation and benefits from the Company (or its successor) that he received before the change. Upon an event that is a change in control, all options to acquire Common Stock and all stock appreciation rights pertaining to Common Stock held by the executive will immediately vest and be fully exercisable, and all restrictions on restricted Common Stock granted to the executive will be removed and the stock will be fully transferable. If during the three-year period following a change in control the executive's employment is terminated by the Company (or its successor) other than for "cause" (as defined in the agreement), the executive will be entitled to a payment equal to 3 times the sum of (a) the executive's base salary and (b) the executive's annual bonus. Such payment is to be payable in cash.

Other Matters and Stockholder Proposals

        The Audit Committee has approved the appointment of the firm of Deloitte & Touche LLP as independent auditors for the year ending October 31, 2004. Representatives of Deloitte & Touche are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by stockholders.

        At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their judgment on such matters.

        Any proposals of stockholders to be presented at the Annual Meeting to be held in 2005, that are eligible for inclusion in the Company's Proxy Statement for the Annual Meeting under applicable rules of the Securities and Exchange Commission, must be received by the Company no later than September 23, 2004.

        The Company's Bylaws provide that, for business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 60 days (which for the 2005 Annual Meeting would be December 28, 2004) nor more than 180 days (which for the 2005 Annual Meeting would be August 30,

2004) prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 45 days (which for the 2005 meeting would be April 11, 2005) later than the anniversary date of the immediately preceding Annual Meeting, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the Annual Meeting was mailed to stockholders or the date on which it is first disclosed to the public. A stockholder's notice to the Secretary must set forth with respect to each matter the stockholder proposes to bring before the Annual Meeting (a) a brief description of the business desired to be brought before the Annual Meeting, (b) the name and address, as they appear on the Company's books, of the stockholder making such proposal, (c) the class and number of shares of the Company which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. In addition, if the stockholder's ownership of shares of the Company, as set forth in the notice is solely beneficial, documentary evidence of such ownership must accompany the notice.

Houston, Texas
January 21, 2004

EXHIBIT A

QUANEX CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated Effective January 12, 2004)

        1.     The Quanex Corporation Employee Stock Purchase Plan ("Plan") which is to be administered by any transfer agent Quanex Corporation ("Quanex") may appoint ("Bank") is set out in this document.

        2.     To participate in the Plan, an individual:

        A.    Must be a regular full time employee of Quanex or any of its subsidiaries;

        B.    Must submit a Payroll Withholding Authorization ("Withholding Authorization") to the local Human Resources Department on or before the first day of the month in which the individual wishes to participate, authorizing Quanex to make the payroll deductions specified by the employee, subject to any minimum deduction set by Quanex; and

        C.    Must submit to the Bank (through the local Human Resources Department) an Investment Authorization Card ("Investment Authorization"), authorizing the Bank to act as agent for the employee for purposes set out in Section 3.

        3.     The Bank will establish an account under the Plan ("Account") as agent for each individual who fulfills the conditions in Section 2 ("Participant") and will credit the following sources of cash to the Account for the purchase of full and fractional shares of Quanex Common Stock ("Plan Shares") for each Participant's Account:

        A.    Employee payroll deductions received from Quanex;

        B.    An amount from Quanex equal to 15 percent of each Participant's payroll deductions made on or after January 1, 1995 ("Quanex Contribution");

        C.    Cash dividends received from Quanex on all Plan Shares in a Participant's Account at the time a dividend is paid; and

        D.    Cash resulting from the sale of any Rights accruing to Plan Shares in the Participant's Account under Section 11.

        The minimum contribution that an employee may make to his account is $10.00 per pay period.

        4.     The Bank will apply the cash credited to the Participant's Account under Section 3 to the purchase of full and fractional Plan Shares and will credit them to the Participant's Account. In making these purchases the Bank may commingle the cash credited to all Participant's Accounts. The price at which the Bank is deemed to have acquired Plan Shares for a Participant's Account will be the average price, excluding brokerage and other costs of purchase, of all Plan Shares purchased by the Bank for all Participants in the Plan during the calendar month.

        5.     Participants may elect to add to their Account any shares of Quanex Common Stock credited to their account under any plan that is similar to this Plan, whether offered to Quanex employees before or after the creation of this Plan. All shares will be held in the name of the Bank or its nominee as Plan Shares subject to the terms and conditions of this Plan.

        6.     The Bank will make reasonable efforts to apply the cash described in Section 3 that it receives as agent for the Participant to the purchase of Plan Shares on or promptly after the first day of the following month after receipt by the Bank, except as described in Section 7. Dividends received on Plan Shares and other amounts of cash credited to the Account will be aggregated with the employee payroll deductions and amounts contributed by Quanex received during the calendar month and applied to the purchase of Plan Shares.

        7.     The Bank will purchase Plan Shares in negotiated transactions or on any securities exchange where Quanex Common Stock is traded from time to time. The purchases will be on terms as to price, delivery and other matters, and will be executed through those brokers or dealers, as the Bank may determine. Under certain circumstances, observance of the rules and regulations of the Securities and Exchange Commission may require temporary suspension of purchases by the Bank or may require that a purchase be spread over a longer period than indicated in Section 6. In that event purchases will be made or resumed when permitted by the rules and regulations. In that event the Bank will not be accountable for its inability to make all purchases within the applicable period. If any Securities and Exchange Commission suspension of trading in Quanex Common Stock remains effective for 90 consecutive days, the Bank will remit to each Participant, promptly after the end of the period, all cash in the Participant's Account attributable to the Participant's payroll deductions, cash dividends paid to all Quanex stockholders and any sale of Rights pursuant to Section 11.

        8.     As soon as practicable after the cash credited to the Participant's Account has been applied to the purchase of Plan Shares (but in no event later than 20 calendar days after the purchase) the Bank will mail a statement ("Statement") to the Participant summarizing the transactions in the Participant's Account since the last Statement. The Bank will hold the Plan Shares of all Participants in its name or in the name of its nominee evidenced by as many or as few certificates as the Bank determines. No certificate representing Plan Shares purchased for a Participant's Account will be issued to the Participant unless he or she makes a request in writing or until his or her Account is terminated and he or she makes the election described in Section 16. Certificates will not be issued for less than 10 shares unless the Account is terminated.

        9.     Quanex will pay all service charges, brokerage, costs of mailing and other charges incurred because of the purchase of Plan Shares.

        10.   Each Participant is responsible for all taxes (whether local, state or federal) due because of the Quanex Contribution, because of the payment of a dividend or because of the sale of Plan Shares credited to him or her. The Bank will timely prepare and forward to the Internal Revenue Service, the appropriate state and local authorities and the Participants the information returns required by the Internal Revenue Code and Regulations and all state statutes, presently Forms 1099-Div and 1099-B. All Quanex Contributions will constitute taxable income to the Participant to whose Account it is credited.

        11.   Any stock dividends and any shares received as a result of a stock split on any Plan Shares accumulated in a Participant's Account will, when received by the Bank, be credited to the Participant's Account. If Quanex makes available to the holders of Plan Shares (a) rights to purchase additional shares of stock, convertible debentures or other securities of Quanex or (b) securities of any other issuer ((a) and (b) collectively "Rights"), the Bank will sell those Rights received on Plan Shares credited to the Participant's Account as soon as practicable and apply the proceeds to the purchase of additional Plan Shares for the Participant's Account unless the Participant directs the Bank prior to the payment date for the Rights to transfer to the Participant all whole Rights accruing to the Plan Shares for the Participant's Account; provided that the Bank will not sell any such Rights until they have become separated from Plan Shares, if applicable, and their sale is permitted under the terms of the Rights and under applicable law. The price at which the Bank will be deemed to have sold any given set of Rights for a Participant's Account will be the average price, excluding commissions and other costs of the sale, of all of that given set of Rights sold by it for all Participants.

        12.   If a tender offer or exchange offer is commenced for Quanex Common Stock, the Bank, upon receipt of information with respect thereto as the holder of record of the Plan Shares, will either (i) forward, or arrange for the forwarding of, information provided by the offeror to holders of record of Quanex Common Stock to each Participant or (ii) provide to the offeror the name and mailing address of each Participant as reflected on the records of the Bank with instructions to mail such material to each Participant. The Bank will tender all or part of a Participant's Plan Shares in response to written instructions from the Participant in such form as the Bank may reasonably require and only if such instructions are received by the Bank at least five days (or such shorter period as may be required by law) prior to the termination of the offer. Unless the Bank has received instructions in accordance with the previous sentence, it will not tender a Participant's Plan Shares. Except to the extent disclosure is required to tender Plan Shares pursuant to proper written instructions, the Bank will maintain the confidentiality of a Participant's election to tender or not tender Plan Shares.

        13.   Participants may not add any shares of Quanex Common Stock held in their name to their Account except as permitted by Section 5.

        14.   The Bank will vote the Participant's Plan Shares as instructed by the Participant on a form to be furnished by and returned to the Bank at least five days (or such shorter period as the law may require) before the meeting at which they are to be voted. The Bank will not vote Plan Shares for which no instructions are received.

        15.   A Participant may request that the Bank sell (a) all or any part of his or her Plan Shares acquired before July 17, 2003, at any time, (b) all or any part of his or her Plan Shares acquired on or after July 17, 2003, and before March 15, 2004, at any time after they have been held in his or her Account for at least 180 days, provided, however, that if the Participant is employed by or in connection with a division or subsidiary of Quanex immediately before Quanex sells or otherwise disposes of that division or subsidiary and after such sale or other disposition the Participant is no longer employeed by Quanex or a subsidiary owned by Quanex such 180 day restriction shall not apply after the date Quanex consummates the sale or other disposition of such division or subsidiary, and (c) all or any part of his or her Plan Shares acquired on or after March 15, 2004, at any time after they have been held in his or her Account for at least one year, provided, however, that if the Participant is employed by or in connection with a division or subsidiary of Quanex immediately before Quanex sells or otherwise disposes of that division or subsidiary and after such sale or other disposition the Participant is no longer employeed by Quanex or a subsidiary owned by Quanex such one year restriction shall not apply after the date Quanex consummates the sale or other disposition of such division or subsidiary. A Participant who wishes to sell any part of his or her Plan Shares may do so by giving notice to the local Human Resources Department, who will then forward the notice to Quanex's corporate office. Quanex will inform the Bank of the Participant's election to sell Plan Shares within five business days of the receipt by Quanex's corporate office of a notice from the employee. Upon receipt of the notice, the Bank, as the Participant's agent, will sell the number of Plan Shares specified in the Participant's notice within three business days of receipt by the Bank of instructions to sell the Plan Shares, and will deliver to the Participant the proceeds of the sale, less a handling charge, brokerage commissions, and other costs of sale. Whole and fractional shares may be aggregated and sold with those of other Participants, in which case the proceeds for each Participant will be based on the average sales price of all shares aggregated and sold. Any sale may, but need not, be made by purchase for other Accounts in which case the price will be the mean of the high and low selling price of Quanex Common Stock as reported on the principal stock exchange on which the stock is traded on the date of receipt by the Bank of the notice of the Participant's desire to sell Plan Shares or, if the stock is not traded on the date of receipt, the mean on the next prior date that it was so traded. Any fractional shares that are not sold will be paid for in cash at a price equal to the mean of the high and low selling prices of Quanex Common Stock as reported on the principal stock exchange on which Quanex Common Stock is traded on the date of receipt by the Bank of the notice of the Participant's desire to sell Plan Shares or, if the stock is not traded on the date of receipt, the mean on the next prior date that it was traded. If a Participant elects to sell all of his or her Plan Shares, that Participant will be deemed to have terminated participation in the Plan, and the provisions of Section 16 will apply.

        16.   Participation in the Plan may be terminated by Participants at any time by giving notice to the local Human Resources Department, who will then forward the notice to Quanex's corporate office. Quanex will inform the Bank of any Participant's election to terminate participation within five business days of the receipt by Quanex's corporate office of the notice from the employee. Upon receipt of the notice, unless a Participant makes a contrary election in written response to the Bank's notice of his Account, the Bank will send to him at no charge a certificate or certificates representing the full Plan Shares accumulated in his Account and a check for the net proceeds of any fractional share in his Account. If a Participant elects to terminate, he or she may not rejoin the Plan for a period of six months from the date of the termination. In any case of termination, the Bank will, if the Participant elects, sell, as the Participant's agent, all or part of his shares within three business days of receipt by the Bank of instructions to sell his Plan Shares, and will deliver to him the proceeds of the sale, less a handling charge, brokerage commissions, and other costs of sale; provided that the Bank may not sell (a) any Plan Shares acquired on or after July 17, 2003, and before March 15, 2004, if they have not yet been held in the Participant's Account for at least 180 days and (b) any Plan Shares acquired on or after March 15, 2004, if they have not yet been held in the Participant's Account for at least one year, provided, however, that if the Participant is employed by or in connection with a division or subsidiary of Quanex immediately before Quanex sells or otherwise disposes of that division or subsidiary and after such sale or other disposition the Participant is no longer employeed by Quanex or a subsidiary owned by Quanex such 180 day or one year restriction, as originally applicable, shall not apply after the date Quanex consummates the sale or other disposition of such division or subsidiary. Whole and fractional shares may be aggregated and sold with those of other Participants, in which case the proceeds for each Participant will be based on the average sales price of all shares aggregated and sold. Any sale may, but need not, be made by purchase for other Accounts in which case the price will be the mean of the high and low selling price of Quanex Common Stock as reported on the principal stock exchange on which the stock is traded on the date of receipt by the Bank of the notice of termination or, if the stock is not traded on the date of receipt, the mean on the next prior date that it was so traded. On termination, fractional shares accumulated in a Participant's Account which are not aggregated and sold will be paid for in cash at a price equal to the mean of the high and low selling prices of Quanex Common Stock as reported on the principal stock exchange on which Quanex Common Stock is traded on the date of receipt by the Bank of the notice of termination or, if the stock is not traded on the date of receipt, the mean on the next prior date that it was traded.

        17.   Quanex may amend this Plan at any time and the Bank may, with the consent of Quanex, amend this Plan. Quanex may terminate this Plan by giving the Bank 30 days written notice of termination. The Bank may terminate this Plan by giving Quanex 90 days written notice of termination. In addition the Bank may, with the consent of Quanex, or shall, if requested to do so by Quanex, appoint a successor to serve as agent for the Participants under the Plan. In any case the Bank and Quanex will cause a notice of the action to be mailed to each Participant. No action will have a retroactive effect that would prejudice the interests of the Participants. The terms and conditions of this Plan as in effect on the effective date of the appointment of the successor will be binding upon the successor.

        18.   Any notice, instruction, request, election or direction which, by any provision of the Plan, is required or permitted to be given or made by a Participant to the Bank must be in writing and should be given to the Participant's local Human Resources Department, who will then forward the notice to Quanex's corporate office; Quanex will then provide the Bank with the notice, instruction, request, election or direction within five business days of its receipt by Quanex's corporate office. Any notice, instruction, request, election or direction intended for the Bank will be deemed to be given or made when received by the Bank. Any notice or certificate which, by any provision of the Plan, is required or permitted to be given by the Bank to a Participant, must be in writing and will be deemed to have been given or made when received by the Participant, or five business days after it has been mailed to the Participant's address as it last appears on the Bank's records.

        19.   The Bank will not be liable for any action which is in compliance with the terms and conditions of this Plan taken or omitted in good faith, including without limitation, any claim of liability:

          A.    Arising out of failure to terminate a Participant's Account upon the Participant's death or otherwise prior to the receipt of written notice of the event causing termination, accompanied by documentation deemed satisfactory by the Bank;

          B.    With respect to the prices at which Plan Shares are purchased or Plan Shares or Rights are sold for a Participant's Account and the timing and terms on which the purchase or sale is made; or

          C.    For the market value, or any fluctuation in the market value, after purchase of the Plan Shares or sale of Plan Shares or Rights for a Participant's Account.

        20.   Except as is expressly provided in this Plan, no Participant can sell, pledge, hypothecate or otherwise assign or transfer his Account, any interest in his Account or any cash or stock credited to his Account. Any attempt to sell, pledge, hypothecate, assign or transfer his Account, any interest in his Account or any cash or stock credited to his Account will be void.

        21.   A Participant who receives a financial hardship distribution from a qualified cash or deferred arrangement described in Section 401(k) of the Internal Revenue Code of 1986, as amended, that is maintained by Quanex or any of its affiliates may not contribute to the Plan for a period of 12 months after receipt of the financial hardship distribution. The Participant must submit a new Withholding Authorization to the Human Resources Department in order to recommence contributions to the Plan after he or she has received the financial hardship distribution.

        22.   The Withholding Authorization, the Investment Authorization, and this Plan and its operation will be governed by and construed in accordance with the laws of the State of New York.

EXHIBIT B

Quanex Corporation Board of Directors
Audit Committee Charter

        The Board of Directors (the "Board") of Quanex Corporation (the "Company") shall establish an Audit Committee (the "Committee").

POLICY

        1.     The Board of Directors (the "Board") of Quanex Corporation (the "Company") shall establish an Audit Committee (the "Committee").

        2.     The primary purpose of the Committee is to assist the Board in fulfilling its responsibility to: (a) monitor the integrity of the Company's financial reporting process, including review of the financial reports and other financial information provided by the Company to the public and governmental and regulatory bodies; (b) review the Company's system of internal financial and disclosure controls, and review the performance of the Company's internal audit function; (c) review the annual independent audit of the Company's financial statement, and monitor the public accountant's qualifications and independence; and (d) review compliance with applicable laws and regulations which may represent material financial exposure to the Company.

        3.     In discharging its role, the Committee is empowered to investigate any matters brought to its attention, with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel.

        4.     The Committee shall review and reassess the adequacy of this Charter on an annual basis, and shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

MEMBERSHIP

        5.     The membership of the Committee shall meet the independence, experience and financial expertise requirements of the New York Stock Exchange and Section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder. Director fees, including committee fees, are the only compensation that an Audit Committee member may receive from the Company.

        6.     Members of the Committee shall be elected annually by a vote of a majority of the Board based on the recommendation of the Chairman & Chief Executive Officer and reviewed by the Nominating & Corporate Governance Committee, and shall serve until their successors are appointed and qualify.

COMMITTEE AUTHORITY & RESPONSIBILITIES

        7.     The Audit Committee shall have the sole authority to appoint or replace the public accountants, and shall approve all audit engagement fees and terms and all non-audit engagements with the public accountants. The Committee shall consult with management but shall not delegate these responsibilities, except that pre-approvals of non-audit services may be delegated to a single member of the Committee. In its capacity as a committee of the Board, the Committee shall be directly responsible for the oversight of the work of the public accounting firm for the purpose of preparing or issuing an audit report or related work, and the public accounting firm shall report directly to the Committee.

        8.     The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee and carry out its duties, and to conduct or authorize investigations into any matters within its scope of responsibilities.

        9.     The Committee shall meet periodically with management, the internal auditors and the registered public accountants in separate executive sessions in furtherance of its purposes.

        10.   The Committee shall make regular reports to the Board, and annually review the Committee's own performance.

        11.   In performing its functions, the Committee shall undertake those tasks and responsibilities that, in its judgment, would most effectively contribute and implement the purposes of the Committee. The following functions are common recurring activities of the Committee in carrying out its oversight responsibility:

          a)    Review and discuss with management and the public accountants the Company's annual audited financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

          b)    Review and discuss with management and the public accountants the Company's quarterly financial statements, including disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations" or similar disclosures, and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, prior to the filing of its Form 10-Q, including the results of the public accountants' review of the quarterly financial statements to the extent applicable.

          c)     Review and discuss with management and the public accountants, as applicable (1) major issues regarding accounting principles and financial statement presentations; (2) analyses prepared by management or the public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (3) any management letter provided by the public accountants and the Company's response to that letter; (4) any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the public accountants' activities or on access to requested information and management's response thereto; (5) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (6) earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies.

          d)    Discuss with management on an annual basis the Company's major financial risk exposure and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

          e)    Obtain and review a report from the public accountants at least annually regarding (1) the registered public accountants' internal quality-control procedures; (2) any material issues raised by the most recent quality-control review, or peer review, of the firm; (3) any steps taken to deal with any such issues; (4) all relationships between the public accountants and the Company. Evaluate the qualifications, performance and independence of the public accountants, including a review and evaluation of the lead partner of the registered public accountant.

          f)     Ensure that the lead audit partner of the public accountants and the audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002.

          g)     Discuss with the public accountants any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement.

          h)    Discuss with the public accountants the internal audit department and its audit plan, responsibilities, budget and staffing.

          i)     Establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

          j)     Review disclosures made by the Company's principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

          k)    Review any reports of the registered public accountants mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the public accountants any information with respect to illegal acts in accordance with Section 10A.

          l)     Ensure that the Company maintains an internal audit function.

        12.   The Committee shall monitor and review the establishment of actuarial assumptions and investment objectives, policies, and performance criteria for the management of the Company's retirement and benefit plans.

        13.   The Committee shall review annually the performance of the Company's retirement and benefit plan asset investments.

LIMITATIONS OF THE AUDIT COMMITTEE'S ROLE

        14.   While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to prepare financial statements, plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the registered public accountants.

ANNUAL MEETING OF STOCKHOLDERS OF

QUANEX CORPORATION

February 26, 2004

PROOF # 3

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect three directors to serve until the Annual Meeting of Stockholders in 2007		2.	To ratify the Company's Employee Stock Purchase Plan, and	FOR ☐	AGAINST ☐	ABSTAIN ☐
		NOMINEES:
☐	FOR ALL NOMINEES	☐ Vincent R. Scorsone ☐ Joseph J. Ross	3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Richard L. Welleck

☐	FOR ALL EXCEPT (See instructions below)		Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

			The Board of directors has fixed the close of business on January 7, 2004 as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company's principal executive offices, will be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the meeting, and will be made available at the time and place of the meeting during the whole time thereof.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒			Please execute your vote promptly. Your designation of a proxy is revocable and will not affect your right to vote in person if you find it convenient to attend the meeting.
			The Company's Annual Report to Stockholders for the year ended October 31, 2003, accompanies this Notice.
			MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROOF # 4

Quanex Corporation 1900 West Loop South Suite 1500 Houston, Texas 77027 (713) 961-4600

January 21, 2004

Dear Fellow Stockholder:

        You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 8:00 a.m., C.S.T., on Thursday, February 26, 2004, at the Company's principal executive offices at 1900 West Loop South, 15th Floor, Houston, Texas.

        This year you will be asked to vote in favor of two proposals. The proposals concern the election of three directors and ratification of the Company's Employee Stock Purchase Plan. These matters are more fully explained in the attached proxy statement, which you are encouraged to read.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE THE PROPOSALS AND URGES YOU TO VOTE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Thank you for your cooperation.

                          Sincerely,

                          Raymond A. Jean
                          Chairman of the Board

0

PROXY

QUANEX CORPORATION

PROXY SOLICITED BY BOARD OF DIRECTORS

If no specification is made, proxies will vote FOR the election of the nominees named on the reverse side or any substitute for them and FOR Item 2 as recommended by the Board of Directors.

        The undersigned stockholder(s) of Quanex Corporation appoints Michael J. Sebastian and Raymond A. Jean, or either of them, proxies of the undersigned with power of substitution to vote, as designated on the reverse side of this card, all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Quanex Corporation, 1900 West Loop South, 15th Floor, Houston, Texas, on February 26, 2004 or any adjournment or adjournments thereof, on the matters described in the enclosed Proxy Statement dated January 21, 2004.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

QUANEX CORPORATION

February 26, 2004

PROXY VOTING INSTRUCTIONS

PROOF # 3

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.
—OR—	COMPANY NUMBER
TELEPHONE—Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER
—OR—
INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect three directors to serve until the Annual Meeting of Stockholders in 2007		2.	To ratify the Company's Employee Stock Purchase Plan, and	FOR ☐	AGAINST ☐	ABSTAIN ☐
		NOMINEES:
☐	FOR ALL NOMINEES	☐ Vincent R. Scorsone ☐ Joseph J. Ross	3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Richard L. Welleck

☐	FOR ALL EXCEPT (See instructions below)		Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

			The Board of directors has fixed the close of business on January 7, 2004 as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company's principal executive offices, will be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the meeting, and will be made available at the time and place of the meeting during the whole time thereof.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒			Please execute your vote promptly. Your designation of a proxy is revocable and will not affect your right to vote in person if you find it convenient to attend the meeting.
			The Company's Annual Report to Stockholders for the year ended October 31, 2003, accompanies this Notice.
			MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held February 26, 2004
Annual Meeting of Stockholders To Be Held February 26, 2004
MATTERS TO COME BEFORE THE MEETING
New Plan Benefits
EXECUTIVE OFFICERS
COMMITTEES OF THE BOARD OF DIRECTORS
Audit Committee
Compensation and Management Development Committee
Executive Committee
Nominating and Corporate Governance Committee
Stockholder Communications with the Company's Board of Directors
DIRECTOR AND OFFICER COMPENSATION
FURTHER INFORMATION
Equity Compensation Plan Information
Comparative Five-Year Total Returns* Quanex Corp., Russell 2000, S&P 500, Peer Group (Performance results through 10/31/2003)
EXHIBIT A QUANEX CORPORATION EMPLOYEE STOCK PURCHASE PLAN (Amended and Restated Effective January 12, 2004)
EXHIBIT B Quanex Corporation Board of Directors Audit Committee Charter